UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 13, 2008, Edward Minshull, Executive Vice President, Worldwide Field Operations of Juniper Networks, Inc. (the "Company"), informed Company management that he plans to leave the Company and terminate his full-time employment as of September 30, 2008. Mr. Minshull’s decision to leave is not due to any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

(e) In connection with such departure, the Company’s Compensation Committee approved a performance-based incentive arrangement for Mr. Minshull during the period prior to the cessation of his employment. Under this arrangement, if Mr. Minshull achieves certain targets related to the Company’s operating metrics, then: (1) the shares subject to stock option awards held by Mr. Minshull that are scheduled to vest from October 1, 2008 through January 31, 2009 will become vested and exercisable; and (2) the shares subject to the restricted stock unit awards granted to Mr. Minshull on January 4, 2007 and February 27, 2007 that are scheduled to vest in February 2009 will become vested.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 14, 2008	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Senior Vice President and General Counsel